Exhibit 4.8



                         THE ROYAL BANK OF SCOTLAND plc
                            as Transferor Beneficiary

                                       and

                        THE NATIONAL WESTMINSTER BANK plc
                            as Transferor Beneficiary

                                       and

                    RBS CARDS SECURITISATION FUNDING LIMITED
                             as Investor Beneficiary


                  ---------------------------------------------
                               BENEFICIARIES DEED

                  ---------------------------------------------





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                                    CONTENTS
CLAUSE                                                                      PAGE

1.   Interpretation..........................................................  3

2.   Agreement Of Beneficiaries..............................................  4

3.   Miscellaneous Provisions................................................  6

1.   Interpretation..........................................................  9

2.   Representations And Warranties Of New Investor Beneficiary.............. 10

4.   Miscellaneous Provisions................................................ 11




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THIS DEED is made in Jersey, Channel Islands dated [*] 2005 as a Deed

BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated under the Companies Act 1985 with registered number 090312, having its registered office at 36 St. Andrew Square, Edinburgh EH2 2YB ("RBS" in its capacity as a "TRANSFEROR BENEFICIARY"); and

(2) THE NATIONAL WESTMINSTER BANK PLC, a public limited company incorporated under the Companies Act 1985 with registered number 929027, having its registered office at 135 Bishopsgate, London EC2M 3UR ("NATWEST" in its capacity as a "TRANSFEROR BENEFICIARY", together with RBS, the "TRANSFEROR BENEFICIARIES"); and

(3) RBS CARDS SECURITISATION FUNDING LIMITED, a private limited company incorporated in Jersey, Channel Islands, with company number 76199, having its registered office at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ, Channel Islands (the "INVESTOR BENEFICIARY").

WHEREAS:

(A) The parties hereto are inter alios parties to the Receivables Trust Deed and Trust Cash Management Agreement, dated 27 March 2000, as amended and restated from time to time (the "RTDTCMA") pursuant to which, inter alia, the Receivables Trust was constituted and the Receivables Trustee holds all Trust Property on trust for the beneficiaries described therein.

(B) This Deed sets out certain agreements between the parties regarding matters in relation to which, pursuant to the terms and conditions of the RTDTCMA any authorisation, direction, consent, waiver or any other act is needed to be given by the Investor Beneficiary (whether acting on its own or acting together with any other Beneficiaries).

(C) The parties intend that this Deed shall be without prejudice to the absolute beneficial entitlement of each of them (as against the Receivables Trustee) to the Trust Property as set out in the RTDTCMA and any applicable Supplement.

NOW IT IS HEREBY AGREED as follows:


1.    INTERPRETATION

1.1 Whenever used in this Deed, words and phrases defined in the Master Framework Agreement made between, inter alios, the Receivables Trustee and RBS dated 27 March 2000 (as amended and restated from time to time) (the "MFA"), unless otherwise defined herein or defined in any supplement hereto (a "BENEFICIARIES DEED SUPPLEMENT") or the context requires otherwise, bear the same meanings herein (including the recitals hereto).

1.2 If there is any conflict between the provisions of the Common Terms and the provisions of this Deed, the provisions of this Deed shall prevail.

                                       3

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1.3   OTHER DEFINITIONAL PROVISIONS

      1.3.1 All terms defined in this Deed, any Beneficiaries Deed Supplement or in the MFA shall have those defined meanings when used in any deed, document, certificate or instruction whatsoever made or delivered hereby (unless otherwise defined therein).

      1.3.2 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Deed shall refer to this Deed and any Beneficiaries Deed Supplement as a whole and not to any particular provision of this Deed or any Beneficiaries Deed Supplement always having regard to Clause 3.2.3; and Clause, paragraphs and Schedule references contained in this Deed are references to clauses, paragraphs and schedules of this Deed unless otherwise specified.

      1.3.3 "DEED OF ACCESSION" means a deed whereby a new Beneficiary of the Receivables Trust accedes to the terms of this Beneficiaries Deed and such accession is acknowledged substantially in the form of the deed attached as Schedule I to this Deed.

      1.3.4 The terms "THIS DEED" or "THIS BENEFICIARIES DEED" means this Beneficiaries Deed (as from time to time amended, varied, novated or restated) and all supplements hereto (in accordance with terms and provisions set out herein) and all Deeds of Accession entered into pursuant to this Deed and each other document or deed entered into pursuant hereto (as from time to time modified and/or supplemented as aforesaid) and expressed to be supplemental hereto.

1.4   INCORPORATION OF COMMON TERMS

      The parties hereto agree that terms contained in the MFA shall apply mutatis mutandis as if they were set out in full herein and as if the parties hereto were Transaction Parties and as if this Deed were a Transaction Document.

1.5 For the avoidance of doubt, this Deed is not a Transaction Document as that term is defined in the MFA.

1.6 Clause headings are for ease of reference only and do not form part of this Deed.

1.7 Where this Deed requires an Investor Beneficiary to give its consent to any matter (including without limitation any authorisation, direction, action, event, waiver, amendment, contribution or appointment), such Investor Beneficiary shall be required to give such consent only if requested by each Transferor Beneficiary to do so before the said matter occurs.


2.    AGREEMENT OF BENEFICIARIES

2.1 DISPOSAL OF BENEFICIAL ENTITLEMENT UNDER THE RECEIVABLES TRUST BY OTHER BENEFICIARIES

      Each Investor Beneficiary hereby agrees in respect of the giving of its consent in the circumstances described in Clause 4.3(a)(ii) of the RTDTCMA, that if the Transferor

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      Beneficiary provides a request in writing to each Investor Beneficiary, then each such Investor Beneficiary shall give its consent in accordance with that request.

2.2   CONTRIBUTION AND ADDITIONAL BENEFICIARIES

      Each existing Investor Beneficiary hereby agrees in respect of the giving of its consent and/or agreement pursuant to Clause 4.5(a) of the RTDTCMA in the circumstances described in Clause 4.4 of the RTDTCMA, that if the Transferor Beneficiary (in the case of Clause 4.3(a)(ii) or the relevant Investor Beneficiary (in the case of Clause 4.3(a)(iii)) provides a request in writing to each Investor Beneficiary or each other Investor Beneficiary (as applicable), then each such Investor Beneficiary will give its consent and/or agreement in accordance with that request.

2.3   PROCEDURE FOR ACQUISITIONS

      Each existing Investor Beneficiary hereby agrees in respect of the giving of its consent and/or agreement pursuant to Clause 4.5(a) of the RTDTCMA in the circumstances described in Clause 4.5(a) of the RTDTCMA, that if the Transferor Beneficiary provides a request in writing to the Investor Beneficiary, then the Investor Beneficiary will give its consent and/or agreement in accordance with that request.

2.4   SUPPLEMENTS

      Subject to its rights under Clause 12.3 of the RTDTCMA, each existing Investor Beneficiary hereby agrees in respect of the giving of its written consent pursuant to Clause 4.6(c) of the RTDTCMA in the circumstances described therein, that if the Transferor Beneficiary provides a request in writing to the Investor Beneficiary then the Investor Beneficiary will give its written consent in accordance with that request.

2.5   RESIGNATION OR REMOVAL OF THE RECEIVABLES TRUSTEE

      Each existing Investor Beneficiary hereby agrees in respect of its right to vote for removal of the Receivables Trustee (unanimously with the other Beneficiaries) under Clause 7.4(c) of the RTDTCMA, that if the Transferor Beneficiary provides a request in writing to the Investor Beneficiary to exercise such vote in a certain way then the Investor Beneficiary will exercise its vote in accordance with that request.

2.6   APPOINTMENT OF CO-RECEIVABLES TRUSTEE OR SEPARATE RECEIVABLES TRUSTEE

      Each existing Investor Beneficiary hereby agrees in respect of the giving of its consent in the circumstances described in Clause 7.6(a) of the RTDTCMA, that if any Transferor Beneficiary provides a request in writing to the Investor Beneficiary then the Investor Beneficiary will give its consent in accordance with that request.

2.7   COVENANTS BY THE RECEIVABLES TRUSTEE

      Each existing Investor Beneficiary hereby agrees in respect of the giving of its consent in the circumstances described in Clause 7.13(a) of the RTDTCMA, that if any Transferor Beneficiary provides a request in writing to the Investor Beneficiary then the Investor Beneficiary will give its consent in accordance with that request.

                                       5

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2.8   WAIVER OF PAST DEFAULTS

      Each existing Investor Beneficiary and each Transferor Beneficiary hereby agree that where an Investor Beneficiary is adversely affected by a default of the Servicer or any Transferor in the circumstances described in Clause 11.5 of the RTDTCMA, such Investor Beneficiary must represent in aggregate not less than 66 2/3% of the Investor Interest of each outstanding Series in order to instruct the Receivables Trustee to waive in writing any default by the Servicer or such Transferor.

2.9   AMENDMENT

      (a) Each existing Investor Beneficiary hereby agrees that in respect of the giving of its consent in the circumstances described in Clause 12.3(a) of the RTDTCMA, that if any Transferor Beneficiary provides a request in writing to the Investor Beneficiary then the Investor Beneficiary will give its consent in accordance with that request.

      (b) Each Investor Beneficiary and each Transferor Beneficiary agree that in respect of the giving of consent in the circumstances described in Clause 12.3(b) of the RTDTCMA, the prior written consent of the Investor Beneficiary where adversely affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the RTDTCMA or any Supplement or modifying in any manner the rights of any Investor Beneficiary, PROVIDED, HOWEVER, in particular no such amendment shall adversely affect the beneficial entitlement of any Investor Beneficiary in respect of any Series or reduce in any manner the amount of, or delay the timing of, distributions which are required to be made to the Investor Beneficiary in respect of any Series without the consent of the Investor Beneficiary.

2.10  EXERCISE OF RIGHTS BY TRANSFEROR BENEFICIARY

      Each Transferor Beneficiary hereby agrees with each existing Investor Beneficiary that it shall not exercise any beneficial rights or entitlements it may have to Ineligibles Bare Trust Property pursuant to the RTDTCMA or any Supplement thereto in such a way as to prejudice the beneficial rights or entitlements of any Beneficiary to Undivided Bare Trust Property in the Undivided Bare Trust of the UK Receivables Trust.


3.    MISCELLANEOUS PROVISIONS

3.1   AMENDMENTS

      This Deed may not be amended other than with the agreement in writing of all parties hereto.

3.2   BENEFICIARIES DEED SUPPLEMENTS

      In order to effect any supplement to the terms of this Deed in respect of a particular series created by a particular contribution to the Receivables Trust, a Beneficiaries Deed Supplement shall be executed which shall:

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      3.2.1  Be executed by the Transferor Beneficiary, each existing Investor
             Beneficiary, and if the Investor Beneficiary making such contribution is not an existing Beneficiary, that new Investor Beneficiary;

      3.2.2 Set out the consent of each existing Beneficiary to the supplementing of the terms of this Deed;

      3.2.3 Constitute, after its execution, a supplement to this Deed, which shall thereafter be read and construed as supplemented, amended and varied by such Beneficiaries Deed Supplement;

      3.2.4 Specify the Series Investor Interest it refers to and the specific rights, consents, agreements and other items that the parties to the Beneficiaries Deed Supplement have contractually agreed to; and

      3.2.5 No supplement, amendment or variation of the Beneficiaries Deed shall be effective unless each of the existing Beneficiaries and the new Investor Beneficiary (if any) has provided written consent at the time of such supplement, amendment or variation.

3.3   GOVERNING LAW AND JURISDICTION

      3.3.1 This Deed shall be governed by, and construed in accordance with the laws of England and Wales and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      3.3.2  JURISDICTION

             (a) Each existing Investor Beneficiary and Transferor Beneficiary irrevocably agree for the benefit of each other that the Royal Courts of Jersey shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed, and for such purpose, irrevocably submit to the jurisdiction of such courts.

             (b) Each existing Investor Beneficiary and Transferor Beneficiary irrevocably waive any objection which they might now or hereafter have to the Royal Courts of Jersey referred to above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agree not to claim that any such court is not a convenient or appropriate forum.

             (c) The submission to the jurisdiction of the Royal Courts of Jersey referred to above shall not (and shall not be construed so as to) limit the right of any person to take proceedings against each existing Investor Beneficiary or Transferor Beneficiary in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

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             (d)  The Royal Bank of Scotland plc and National Westminster Bank
                  plc hereby irrevocably appoint the persons specified against their names, on the execution pages hereto to accept service of any process on their behalf and further undertake to the other parties hereto that they will at all times during the continuance of this Deed maintain the appointment of some person in Jersey as their agent for the service of process and irrevocably agree that service of any writ, notice or other document for the purpose of any suit, action or proceeding in the Royal Courts of Jersey shall be duly served upon them if delivered or sent by registered post to the address of such appointee (or to such other address in Jersey as that party may notify to the other parties hereto).

3.4   COUNTERPARTS

      This Deed may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

3.5   ENTIRE AGREEMENT

      Except as specifically stated otherwise herein, this Deed sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings between the parties, written or oral, are superseded by this Deed. This Deed may not be modified, amended, waived or supplemented except as provided herein.

3.6   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed and no such person shall have any other right or remedy pursuant to or by virtue of any provisions of this Deed.

3.7   NO AGENCY, TRUST, FIDUCIARY OR JOINT VENTURE RELATIONSHIP

      Nothing in this Deed shall result in the creation of any agency, trust, fiduciary or joint venture relationship between the existing Investor Beneficiaries and any Transferor Beneficiary nor shall any covenants, duties, responsibilities, obligations or liabilities which are not expressly set out herein be implied in this Deed or otherwise exist against the existing Investor Beneficiaries or any Transferor Beneficiary.

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                                    SCHEDULE ONE

                              FORM OF DEED OF ACCESSION

      THIS DEED OF ACCESSION is made on [   ]

      BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated under the Companies Act 1985 with registered number 090312, having its registered office at 36 St. Andrew Square, Edinburgh EH2 2YB ("RBS" in its capacity as "TRANSFEROR BENEFICIARY"); and

(2) THE NATIONAL WESTMINSTER BANK PLC, a public limited company incorporated under the Companies Act 1985 with registered number 929027, having its registered office at 135 Bishopsgate, London EC2M 3UR ("NATWEST" in its capacity as a "TRANSFEROR BENEFICIARY", together with RBS, the "TRANSFEROR BENEFICIARIES").

(3) RBS CARDS SECURITISATION FUNDING LIMITED, a private limited company incorporated in Jersey, Channel Islands, with company number 76199, having its registered office at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ, Channel Islands (the "INVESTOR BENEFICIARY"); and

(4) [any new beneficiary to the Receivables Trust [the "NEW INVESTOR BENEFICIARY").

WHEREAS:

(A) Pursuant to the terms of a supplement to the Receivables Trust Deed and Trust Cash Management Agreement ("RTDTCMA"), dated [insert date of supplement where new investor beneficiary added] pursuant to which the New Investor Beneficiary has become a beneficiary of the Receivables Trust in accordance with its terms.

(B) This Deed is supplemental to the Beneficiaries Deed dated [*] 2005 (as amended and restated from time to time) and each supplement thereto (the "BENEFICIARIES DEED").

(C) The New Investor Beneficiary has agreed to enter into this Deed of Accession (the "ACCESSION DEED") to accede to the provisions of the Beneficiaries Deed.

(D) Each of the Beneficiaries who are parties to the Beneficiaries Deed have agreed to enter into this Accession Deed and to agree to any changes that are required to give effect to this Accession Deed.

NOW IT IS HEREBY AGREED as follows:


1.    INTERPRETATION

1.1 Whenever used in this Accession Deed, words and phrases defined in the Master Framework Agreement made between, inter alios, the Receivables Trustee and RBS dated 27 March 2000 (and as amended and restated from time to time) (the "MFA"), unless otherwise defined herein or the context requires otherwise, bear the same meanings herein (including the recitals hereto).

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1.2   OTHER DEFINITIONAL PROVISIONS

      1.2.1 All terms defined in this Accession Deed or in the MFA shall have those defined meanings when used in any deed, document, certificate or instruction whatsoever made or delivered hereby (unless otherwise defined therein).

      1.2.2 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Accession Deed shall refer to this Accession Deed and Clause and paragraphs references contained in this Accession Deed are references to clauses and paragraphs of this Accession Deed unless otherwise specified.

1.3   INCORPORATION OF COMMON TERMS

      The parties hereto agree that the terms contained in the MFA shall apply mutatis mutandis as if they were set out in full herein and as if the parties hereto were Transaction Parties and as if this Deed were a Transaction Document.

1.4 For the avoidance of doubt, this Accession Deed is not a Transaction Document as that term is defined in the MFA.

1.5 Clause headings are for ease of reference only and do not form part of this Accession Deed.

1.6 Where this Accession Deed requires an Investor Beneficiary to give its consent to any matter (including without limitation any authorisation, direction, action, event, waiver, amendment, contribution or appointment), such Investor Beneficiary shall be required to give such consent only if requested by the Transferor Beneficiary to do so before the said matter occurs.


2.    REPRESENTATIONS AND WARRANTIES OF NEW INVESTOR BENEFICIARY

2.1 The New Investor Beneficiary hereby represents and warrants to the Beneficiaries in respect of itself that as of the date of this Accession Deed it has complied with all conditions under the RTDTCMA necessary for it to become a Beneficiary of the Receivables Trust.

3.    ACCESSION

3.1 In consideration of the New Investor Beneficiary being accepted as a Beneficiary for the purposes of the Beneficiaries Deed by the parties thereto as of [date], the New Investor Beneficiary:

      3.1.1 Confirms that as of [date], it intends to be a party to the Beneficiaries Deed as a Beneficiary; and

      3.1.2 Undertakes to comply with and be bound by all of the provisions the MFA, the RTDTCMA and the Beneficiaries Deed in its capacity as New Investor Beneficiary, as if it had been an original party thereto.

3.2 Each of the existing Beneficiaries and the New Investor Beneficiary hereby agree that as of [date], the New Investor Beneficiary shall be treated as an Investor Beneficiary for the purposes of the Beneficiaries Deed.

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4.    MISCELLANEOUS PROVISIONS

4.1   AMENDMENTS

      This Accession Deed may not be amended other than with the agreement in writing of all parties hereto.

4.2   GOVERNING LAW AND JURISDICTION

      4.2.1 This Accession Deed shall be governed by, and construed in accordance with the laws of England and Wales and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      4.2.2  JURISDICTION

             (a) Each existing Investor Beneficiary, each Transferor Beneficiary and the New Investor Beneficiary irrevocably agree for the benefit of each other that the Royal Courts of Jersey shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Accession Deed, and for such purpose, irrevocably submit to the jurisdiction of such courts.

             (b) Each existing Investor Beneficiary, each Transferor Beneficiary and the New Investor Beneficiary irrevocably waive any objection which they might now or hereafter have to the Royal Courts of Jersey referred to above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Accession Deed and agree not to claim that any such court is not a convenient or appropriate forum.

             (c) The submission to the jurisdiction of the Royal Courts of Jersey referred to above shall not (and shall not be construed so as to) limit the right of any person to take proceedings against each existing Investor Beneficiary, the Transferor Beneficiary or the New Investor Beneficiary in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

             (d) Each party hereto (if it is not incorporated in Jersey) irrevocably appoints the persons specified against its name on the execution pages hereto to accept service of any process on its behalf and further undertakes to the other parties hereto that it will at all times during the continuance of this Accession Deed maintain the appointment of some person in Jersey as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purpose of any suit, action or proceeding in the Royal Courts of Jersey shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to

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                  such other address in Jersey as that party may notify to the other parties hereto).

4.3   COUNTERPARTS

      This Accession Deed may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.4   ENTIRE AGREEMENT

      Except as specifically stated otherwise herein, this Accession Deed sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings between the parties, written or oral, are superseded by this Accession Deed. This Accession Deed may not be modified, amended, waived or supplemented except as provided herein.

4.5   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Accession Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Accession Deed and no such person shall have any other right or remedy pursuant to or by virtue of any provisions of this Accession Deed.

4.6   NO AGENCY, TRUST, FIDUCIARY OR JOINT VENTURE RELATIONSHIP

      Nothing in this Accession Deed shall result in the creation of any agency, trust, fiduciary or joint venture relationship between the existing Investor Beneficiaries, each Transferor Beneficiary and the New Investor Beneficiary nor shall any covenants, duties, responsibilities, obligations or liabilities which are not expressly set out herein be implied in this Accession Deed or otherwise exist against the existing Investor Beneficiaries, each Transferor Beneficiary or the New Investor Beneficiary.

IN WITNESS WHEREOF, the parties hereto have caused this Accession Deed to be duly executed and delivered by their duly authorised representatives as a deed in Jersey on the day and year first above written.

                                       12

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TRANSFEROR BENEFICIARY

Executed as a deed for and on behalf of       )
THE ROYAL BANK OF SCOTLAND PLC                )
by its duly authorised attorney               )
in the presence of:                           )



TRANSFEROR BENEFICIARY

Executed as a deed for and on behalf of       )
NATIONAL WESTMINSTER BANK PLC                 )
by its duly authorised attorney               )
in the presence of:                           )


LOAN NOTE ISSUER AND INVESTOR BENEFICIARY

Executed as a deed by                         )
RBS CARDS SECURITISATION FUNDING LIMITED      )
by one of its directors                       )
in the presence of:                           )



[INSERT NAME OF NEW INVESTOR BENEFICIARY]

Executed as a deed by                         )
[NAME]                                        )
by one of its directors                       )
in the presence of:                           )

                                                ADDRESS FOR NOTICE AND PROCESS
                                                               [INSERT ADDRESS]

                                       13

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                     EXECUTION PAGE FOR BENEFICIARIES DEED

IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed and delivered by their duly authorised representatives as a deed in Jersey on the day and year first above written.

TRANSFEROR BENEFICIARY

Executed as a deed for and on behalf of       )
THE ROYAL BANK OF SCOTLAND PLC                )
by its duly authorised attorney               )
in the presence of:                           )

TRANSFEROR BENEFICIARY

Executed as a deed for and on behalf of       )
NATIONAL WESTMINSTER BANK PLC                 )
by its duly authorised attorney               )
in the presence of:                           )

                                                                  PROCESS AGENT
                                              Mourant & Co. Secretaries Limited
                                                            22 Grenville Street
                                                                     St. Helier
                                                                Jersey  JE4 8PX
                                                                Channel Islands

LOAN NOTE ISSUER AND INVESTOR BENEFICIARY

Executed as a deed by                         )
RBS CARDS SECURITISATION FUNDING LIMITED      )
by one of its directors                       )
in the presence of:                           )


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